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CASCADE CORPORATION                                                 EXHIBIT 11.

Computation of Earnings Per Share
(In thousands except per share data)
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
                                                                    QUARTER ENDED APRIL 30
                                                         1999                                       1998
                                        -------------------------------------    ----------------------------------------
                                                                    PER SHARE                                   PER SHARE
                                          INCOME        SHARES        AMOUNT       INCOME          SHARES         AMOUNT
                                        (Numerator)  (Denominator)               (Numerator)    (Denominator)
                                        -------------------------------------    ----------------------------------------
Net income                                $4,110                                   $6,815
Less: preferred stock dividend              (110)                                    (143)
BASIC EPS
                                          ------                                   ------
Income available to
 common shareholders                       4,000         11,534        $0.35        6,672           11,862         $0.56
                                                                       -----                                       -----
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Effect of dilutive securities
Manditorily redeemable convertible
 preferred stock                              80            800                       110            1,100
Exchangeable preferred stock                  30            305                        33              328
Incentive stock options                       -              -                         -                 8
                                          ------         ------                    ------           ------
DILUTED EPS
Income available to common
 shareholder plus assumed
 conversions                              $4,110         12,639        $0.33       $6,815           13,298         $0.51
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